SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                             CURRENT REPORT Pursuant
                            to Section 13 OR 15(d) of
                       The Securities Exchange Act of 1934



Date of report (Date of earliest event reported):    December 30, 2002
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                               CirTran Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

                                                       Nevada
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                 (State of Other Jurisdiction of Incorporation)


        0-26059                                         68-0121636
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(Commission File Number)                      (IRS Employer Identification No.)


4125 South 6000 West, West Valley City, Utah                          84128
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(Address of Principal Executive Offices)                            (Zip Code)


                                  801.963.5112
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              (Registrant's Telephone Number, Including Area Code)



          (Former Name or Former Address, if Changed Since Last Report)




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Item 5.  Other Events

         Conversion of Debt to Equity

         On December 30, 2002, CirTran Corporation (the "Company") entered into subscription agreements with four investors and creditors of the Company to issue shares of the Company's common stock in exchange for cancellation of an aggregate amount of $1,500,000 in senior debt owed to the creditors by the Company.

         The Company issued 30,000,000 shares of its restricted common stock , with an exchange price of $0.05 per share, for the aggregate amount of $1,500,000. The Company did not grant registration rights to the four creditors.

         The exchange of equity for debt will reduce the Company's annual interest expense by approximately $150,000 per year

         The purpose of this Amendment to Current Report on Form 8-K/A is to file corrected versions of Exhibits 10.1 and 10.2.

Item 7.  Financial Statements and Exhibits.

(a)               Financial Statements.  None.
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         (b)      Pro Forma Financial Information.  Not Applicable.
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(c)           Exhibits.
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10.1 Subscription  Agreement between CirTran Corporation and Sam Atallah, dated as of December 30, 2002.

10.2 Subscription Agreement between CirTran Corporation and Basem Nesheiwat, dated as of December 30, 2002.

10.3 Subscription Agreement between CirTran Corporation and Saliba Living Trust, dated as of December 30, 2002, filed previously.

10.4 Subscription Agreement between CirTran Corporation and Saliba Private Annuity Trust, dated as of December 30, 2002, filed previously.

99   Copy of Press Release, filed previously.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     CirTran Corporation


Date: March 19, 2003                 By: /s/ Iehab J. Hawatmeh
                                         -----------------------
                                         Iehab J. Hawatmeh, President